SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                              FORM 8-K

                           CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

          Date of Report
          (Date of earliest event reported):  August 16, 1996


                      Interstate Power Company
         (Exact Name of Registrant as Specified in Charter)

          Delaware            1-3632              42-0329500
(State or Other Juris-        (Commission File     (IRS Employer
diction of Incorporation)     Number)              Identification
No.)


  1000 Main St., P.O. Box 769, Dubuque, IA             52004-0769
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number:   (319) 582-5421


    (Former Name or Former Address, if Changed Since Last Report)



Item 5.   Other Events.

          On November 10, 1995, WPL Holdings, Inc., a holding company incorporated under the laws of the State of Wisconsin ("WPL"), IES Industries Inc., a holding company incorporated under the laws of the State of Iowa ("IES"), Interstate Power Company, an operating public utility incorporated under the laws of the State of Delaware ("IPC"), and certain other related entities, entered into an Agreement and Plan of Merger, providing for the strategic three-way business combination of WPL, IES and IPC (hereinafter referred to as the "Merger"). In the Merger, WPL, as the surviving holding company, will change its name to Interstate Energy Corporation ("Interstate Energy").

          On May 22, 1996, WPL, IES, IPC and certain other related entities entered into an amendment ("Amendment No. 1") to the Agreement and Plan of Merger to recognize the increase in value associated with IES's investment in McLeod, Inc., a telecommunications service provider based in Cedar Rapids, Iowa ("McLeod"). As a result of Amendment No. 1, each outstanding share of common stock, no par value, of IES (the "IES Common Stock") was to be cancelled and converted into the right to receive 1.01 shares of common stock, par value $.01 per share, of Interstate Energy (the "Interstate Energy Common Stock") rather than the .98 shares of Interstate Energy Common Stock each outstanding share of IES Common Stock was entitled to receive under the terms of the original Agreement and Plan of Merger.

          On August 16, 1996, WPL, IES, IPC and certain other related entities entered into a second amendment ("Amendment No. 2") to the Agreement and Plan of Merger (the Agreement and Plan of Merger as amended by Amendment No. 1 and Amendment No. 2 is hereinafter referred to as the "Merger Agreement") to increase the consideration to be paid in the Merger to IES shareholders in response to the unsolicited hostile takeover proposal made by MidAmerican Energy Company on August 4, 1996. As a result of Amendment No. 2, each outstanding share of IES Common Stock will be cancelled and converted into the right to receive 1.14 shares of Interstate Energy Common Stock rather than the 1.01 shares of Interstate Energy Common Stock each outstanding share of IES Common Stock was entitled to receive under the terms of the original Agreement and Plan of Merger, as amended by Amendment No. 1. The Merger Agreement continues to provide that each outstanding share of common stock, par value $3.50 per share, of IPC will be cancelled and converted into the right to receive 1.11 shares of Interstate Energy Common Stock and that the outstanding shares of common stock, par value $.01 per share, of WPL will remain unchanged and outstanding as shares of Interstate Energy Common Stock. In this Current Report on Form 8-K, unless the context otherwise requires, all references to Interstate Energy Common Stock include, if applicable, the associated rights to purchase shares of such common stock pursuant to the terms of the Rights Agreement between WPL and Morgan Shareholder Services Trust Company, as Rights Agent thereunder, dated as of February 22, 1989.

          The Merger Agreement and the press release issued in connection with the execution of Amendment No. 2 are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The brief summary of certain revised provisions of the Merger Agreement set forth above is qualified in its entirety by reference to that agreement.

Item 7.   Financial Statements and Exhibits.

          (a)  Not Applicable.

          (b)  Not Applicable.

          (c)  Exhibits.

               The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.



                             SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTERSTATE POWER COMPANY



Date:  August 23, 1996                  By: /s/ William C. Troy
                                             William C. Troy
                                             Controller and Chief
                                             Accounting Officer



                      INTERSTATE POWER COMPANY

                      EXHIBIT INDEX TO FORM 8-K

                    Report Dated August 23, 1996


Exhibit

EX - 2.1 Amendment No. 2 to the Agreement and Plan of Merger, as amended, dated August 16, 1996, by and among WPL Holdings, Inc., IES Industries Inc., Interstate Power Company, WPLH Acquisition Co. and Interstate Power Company.

EX - 2.2 Amendment No. 1 to the Agreement and Plan of Merger and Stock Option Agreements, dated May 22, 1996, by and among WPL Holdings, Inc., IES Industries Inc., Interstate Power Company, AMW Acquisition, Inc., WPLH Acquisition Co. and Interstate Power Company (incorporated by reference to
          Exhibit 2.1 to the company's Form 8-K dated May 22, 1996).

EX - 2.3  Agreement and Plan of Merger, dated as of November 10,
          1995, by and among WPL Holdings, Inc., IES Industries Inc., Interstate Power Company and AMW Acquisition, Inc.
          (incorporated by reference to Exhibit 2.1 to the company's Form 8-K dated November 10, 1995).

EX - 99   Interstate Power Company Press Release, dated August 16,
          1996.